SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2004

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the retirement of John B. Caouette, Vice President of the Company and Vice Chairman of the Registrant’s principal operating subsidiary MBIA Insurance Corporation (“MBIA Corp.”), effective as of the close of business on December 24, 2004, MBIA Corp. entered into two agreements with Mr. Caouette memorializing certain terms and conditions relating to Mr. Caouette’s retirement (the “Agreements”), copies of which are attached hereto as Exhibits 10.66 and 10.67, respectively, and are incorporated herein by reference.

The Agreements provide that Mr. Caouette will be entitled to receive any vested benefits to which he was entitled under MBIA Corp.’s standard benefit plans. In addition, under the Agreements, Mr. Caouette will be entitled to receive his 2004 cash bonus determined in accordance with MBIA Corp.’s standard compensation procedures for similarly situated officers in a lump sum payment in March 2005 plus an amount equal to his 2004 pension contribution, but will not receive any new restricted stock grants, stock option grants or long term incentive awards for 2004.

All of Mr. Caouette’s outstanding restricted stock units and outstanding stock options will continue to vest in accordance with the vesting terms of the original grant and Mr. Caouette will have five years from December 24, 2004 (the “Separation Date”) to exercise any vested options; however, this exercise period will not exceed the option’s original expiration date. All outstanding options will expire on the fifth anniversary of the Separation Date. If at any time before the end of the five year period, the Company’s stock price has traded at a price of at least $90.00 for a period of ten consecutive trading days at any point during each trading day, all unvested options will immediately vest and Mr. Caouette will have twelve months from the last day of the ten consecutive day period to exercise all of his vested options (not to exceed the original five year exercise period or the options’ original expiration date). All outstanding options not exercised during this twelve month period will expire.

In addition, the Agreements provide that Mr. Caouette will receive a lump sum payment of $2,822,167, in respect of his long-term incentive compensation awards granted for calendar years 2001, 2002 and 2003.

Pursuant to the Agreements, Mr. Caouette has released the Registrant and its subsidiaries from claims, including those related to his employment and separation and has agreed has agreed to preserve MBIA Corp’s confidential information. Through December 24, 2005, Mr. Caouette has agreed not to direct any business from customers of MBIA Corp. to any future or prospective employer and not to seek employment from specified competitors of MBIA Corp. In addition, through December 24, 2005, Mr. Caouette has agreed not to solicit employees of MBIA Corp. to leave the employ of the MBIA Corp or an affiliate.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
10.66	Letter Agreement by and between John B. Caouette and MBIA Insurance Corporation, effective December 24, 2004.

10.67	Agreement and General Release by and between John B. Caouette and MBIA Insurance Corporation, effective December 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ RAM D. WERTHEIM
Ram D. Wertheim
General Counsel

Date: December 29, 2004

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated December 24, 2004

10.66	Letter Agreement by and between John B. Caouette and MBIA Insurance Corporation, effective December 24, 2004.

10.67	Agreement and General Release by and between John B. Caouette and MBIA Insurance Corporation, effective December 24, 2004.